UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska              69160
     (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with a potential note offering by Cabela’s Credit Card Master Note Trust (the “Trust”), the Trust and WFB Funding, LLC, each a subsidiary of Cabela’s Incorporated (the “Company” or “Cabela’s”), expect to file a preliminary prospectus with the Securities and Exchange Commission that is expected to contain the disclosures below regarding the Company’s announcement on December 2, 2015, that its Board of Directors is initiating a process to explore and evaluate a wide range of options to enhance value for the Company’s shareholders. Representatives of World’s Foremost Bank (the “bank”), also a subsidiary of the Company, and its advisors may also describe the text below to potential investors in the notes in advance of the filing of the preliminary prospectus.

The ongoing exploration of strategic alternatives by Cabela’s Incorporated may impact its business, the bank or the notes.

On December 2, 2015, Cabela’s Incorporated (“Cabela’s”), the sole shareholder of the bank, announced that its Board of Directors had initiated a process to explore and evaluate a wide range of strategic alternatives to further enhance Cabela’s shareholder value.

That process has continued and is ongoing. The Cabela’s Board of Directors has not set a definitive timetable for the completion of the process. The results of this strategic alternatives review process could include, but are not limited to, a sale of Cabela’s or one of its businesses, including a sale of the bank or its assets, or a transaction combining a sale of the bank or all or a portion of its assets to one or more purchasers and a sale of the parent company (including all of its merchandising business) to one or more other purchasers. Any such transaction could adversely impact Cabela’s business, the bank and the Cabela’s Club program.

A transaction involving the bank or its assets could involve the sale of the bank’s interest in all of its credit card accounts, including those designated to the master trust, and its equity interest in the transferor, along with the transfer of ongoing funding responsibility for the Cabela’s Club program to such a purchaser. Such a transaction could also result in a change in the identity of the servicer or the administrator without your consent. If such a transaction occurs, we do not expect that any purchaser of the Cabela’s Club program would continue to use the issuing entity to access the securitization market to fund the program. As a result, any such transaction could adversely affect the liquidity for the notes. In addition, in connection with a transaction involving the bank, the purchaser or Cabela’s may seek to repurchase some or all of the notes. Any such repurchases may further adversely affect the liquidity for any notes that remain outstanding. If any such repurchases resulted in the outstanding principal amount of the notes being less than 10% of the initial principal amount, the servicer would have the ability to optionally redeem such outstanding notes prior to the expected principal payment date. See, “Structural Summary - Optional Redemptions”.

There can be no assurance that this strategic alternatives review process will result in a sale transaction or other strategic alternative of any kind involving Cabela’s or the bank. Cabela’s does not intend to disclose developments or provide further updates on the progress or status of this process unless it deems further disclosure is appropriate or required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA'S INCORPORATED

Dated:	June 15, 2016	By:	/s/ Ralph W. Castner
Ralph W. Castner Executive Vice President and Chief Financial Officer